Rochester Fund Municipals
                      Exhibit 24(b)(16) to Form N-1A
                  Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term
Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  01/28/88           0.1000000       0.0000000           15.520
  02/26/88           0.1000000       0.0000000           15.730
  03/29/88           0.1000000       0.0000000           15.620
  04/28/88           0.1000000       0.0000000           15.670
  05/27/88           0.1000000       0.0000000           15.670
  06/29/88           0.1000000       0.0000000           15.750
  07/29/88           0.1000000       0.0000000           15.830
  08/30/88           0.1000000       0.0000000           15.820
  09/29/88           0.1000000       0.0000000           15.970
  10/27/88           0.1000000       0.0000000           15.980
  11/28/88           0.1000000       0.0000000           15.970
  12/28/88           0.1000000       0.0000000           15.990
  01/27/89           0.1000000       0.0000000           16.060
  02/27/89           0.1000000       0.0000000           16.060
  03/28/89           0.1000000       0.0000000           16.030
  04/27/89           0.1000000       0.0000000           16.090
  05/26/89           0.1000000       0.0000000           16.170
  06/28/89           0.1000000       0.0000000           16.210
  07/28/89           0.1000000       0.0000000           16.290
  08/28/89           0.1000000       0.0000000           16.190
  09/28/89           0.1000000       0.0000000           16.130
  10/30/89           0.1000000       0.0000000           16.190
  11/28/89           0.1000000       0.0000000           16.250
  12/27/89           0.1000000       0.0000000           16.320
  01/29/90           0.1000000       0.0000000           16.110
  02/26/90           0.1000000       0.0000000           16.250
  03/28/90           0.1000000       0.0000000           16.180
  04/26/90           0.1000000       0.0000000           15.970
  05/29/90           0.1000000       0.0000000           16.250
  06/27/90           0.1000000       0.0000000           16.270
  07/27/90           0.1000000       0.0000000           16.420
  08/28/90           0.1000000       0.0000000           16.190
  09/26/90           0.1000000       0.0000000           16.150
  10/29/90           0.1000000       0.0000000           16.160
  11/28/90           0.1000000       0.0000000           16.270
  12/27/90           0.1000000       0.0000000           16.260
  01/29/91           0.1000000       0.0000000           16.250
  02/26/91           0.1000000       0.0000000           16.310
  03/27/91           0.1000000       0.0000000           16.350
  04/26/91           0.1000000       0.0000000           16.520
  05/29/91           0.1000000       0.0000000           16.520
  06/26/91           0.1000000       0.0000000           16.510
  07/29/91           0.1000000       0.0000000           16.680
  08/28/91           0.1000000       0.0000000           16.790
  09/26/91           0.1000000       0.0000000           16.880
  10/29/91           0.1000000       0.0000000           16.930
  11/26/91           0.1000000       0.0000000           16.910
  12/27/91           0.1000000       0.0351000           16.950
  01/29/92           0.1000000       0.0000000           16.870

Rochester Fund Municipals
Page 2


  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term
Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares (Continued)
  02/26/92           0.1000000       0.0000000           16.800
  03/27/92           0.1000000       0.0000000           16.890
  04/28/92           0.1000000       0.0000000           17.000
  05/27/92           0.1000000       0.0000000           17.110
  06/26/92           0.1000000       0.0000000           17.350
  07/29/92           0.1000000       0.0000000           17.910
  08/27/92           0.1000000       0.0000000           17.550
  09/28/92           0.1000000       0.0000000           17.550
  10/28/92           0.1000000       0.0000000           17.270
  11/25/92           0.1000000       0.0000000           17.610
  12/29/92           0.1000000       0.0000000           17.640
  01/28/93           0.1000000       0.0000000           17.720
  02/24/93           0.1000000       0.0000000           18.300
  03/29/93           0.1000000       0.0000000           18.210
  04/28/93           0.1000000       0.0000000           18.310
  05/27/93           0.0950000       0.0000000           18.380
  06/28/93           0.0950000       0.0000000           18.670
  07/28/93           0.0950000       0.0000000           18.570
  08/27/93           0.0950000       0.0000000           18.980
  09/28/93           0.1000000       0.0000000           19.180
  10/27/93           0.0950000       0.0000000           19.110
  11/26/93           0.0950000       0.0000000           18.780
  12/23/93           0.0970000       0.0000000           19.020
  01/24/94           0.0950000       0.0000000           18.980
  02/22/94           0.0950000       0.0000000           18.710
  03/24/94           0.0950000       0.0000000           18.090
  04/22/94           0.0950000       0.0000000           17.520
  05/24/94           0.0950000       0.0000000           17.430
  06/23/94           0.0950000       0.0000000           17.560
  07/22/94           0.0950000       0.0000000           17.460
  08/24/94           0.0950000       0.0000000           17.470
  09/23/94           0.0950000       0.0000000           17.140
  10/24/94           0.0950000       0.0000000           16.770
  11/22/94           0.0950000       0.0000000           15.590
  12/23/94           0.0950000       0.0000000           16.260
  01/24/95           0.0950000       0.0000000           16.470
  02/21/95           0.0900000       0.0000000           17.060
  03/28/95           0.0900000       0.0000000           17.290
  04/25/95           0.0900000       0.0000000           17.440
  05/23/95           0.0900000       0.0000000           17.610
  06/27/95           0.0900000       0.0000000           17.710
  07/25/95           0.0900000       0.0000000           17.510
  08/22/95           0.0900000       0.0000000           17.400
  09/26/95           0.0910000       0.0000000           17.690
  10/24/95           0.0910000       0.0000000           17.870
  11/21/95           0.0910000       0.0000000           17.950
  12/27/95           0.0910000       0.0000000           18.110
  01/23/96           0.0910000       0.0000000           18.090
  02/20/96           0.0910000       0.0000000           18.010
  03/26/96           0.0910000       0.0000000           17.700
  04/23/96           0.0920000       0.0000000           17.550
  05/28/96           0.0920000       0.0000000           17.630

Rochester Fund Municipals
Page 3


  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term
Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares (Continued)
  06/25/96           0.0920000       0.0000000           17.390
  07/23/96           0.0920000       0.0000000           17.520
  08/27/96           0.0920000       0.0000000           17.660
  09/24/96           0.0920000       0.0000000           17.660
  10/22/96           0.0920000       0.0000000           17.750
  11/26/96           0.0920000       0.0000000           18.010
  12/27/96           0.0920000       0.0000000           17.980
  01/28/97           0.0920000       0.0000000           17.870
  02/25/97           0.0920000       0.0000000           18.090
  03/25/97           0.0920000       0.0000000           17.860
  04/22/97           0.0920000       0.0000000           17.700
  05/27/97           0.0920000       0.0000000           17.920
  06/24/97           0.0920000       0.0000000           18.160
  07/22/97           0.0920000       0.0000000           18.410
  08/26/97           0.0920000       0.0000000           18.280
  09/23/97           0.0920000       0.0000000           18.400
  10/28/97           0.0920000       0.0000000           18.420
  11/25/97           0.0920000       0.0000000           18.480
  12/29/97           0.0920000       0.0000000           18.660


Class B Shares
  03/25/97           0.0253926       0.0000000           17.850
  04/22/97           0.0790000       0.0000000           17.690
  05/27/97           0.0790000       0.0000000           17.900
  06/24/97           0.0790000       0.0000000           18.140
  07/22/97           0.0790000       0.0000000           18.400
  08/26/97           0.0790000       0.0000000           18.260
  09/23/97           0.0790000       0.0000000           18.380
  10/28/97           0.0790000       0.0000000           18.400
  11/25/97           0.0796407       0.0000000           18.460
  12/29/97           0.0773115       0.0000000           18.640


Class C Shares
  03/25/97           0.0253926       0.0000000           17.860
  04/22/97           0.0790000       0.0000000           17.700
  05/27/97           0.0790000       0.0000000           17.910
  06/24/97           0.0790000       0.0000000           18.150
  07/22/97           0.0790000       0.0000000           18.400
  08/26/97           0.0790000       0.0000000           18.270
  09/23/97           0.0790000       0.0000000           18.380
  10/28/97           0.0790000       0.0000000           18.400
  11/25/97           0.0798521       0.0000000           18.470
  12/29/97           0.0776122       0.0000000           18.650

Rochester Fund Municipals
Page 4


1. Average Annual Total Returns for the Periods Ended 12/31/97:

   The formula for calculating average annual total return is as follows:

   1/number of years = n       {(ERV/P)^n} - 1 = average annual total
return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum         Examples at NAV:
  sales charge of 4.75%:

  One Year                           One Year

  {($1,049.63/$1,000)^ 1} - 1  = 4.96{($1,101.98/$1,000)^ 1} - 1  = 10.20%

  Five Year                          Five Year

  {($1,377.73/$1,000)^.2} - 1  = 6.62{($1,446.51/$1,000)^.2} - 1  =  7.66%

  Ten Year                           Ten Year

  {($2,292.12/$1,000)^.1000}-1 = 8.65{($2,406.47/$1,000)^.1000}- 1 = 9.18%

Rochester Fund Municipals
Page 5


2.  Cumulative Total Returns for the Periods Ended 12/31/97:

    The formula for calculating cumulative total return is as follows:

   (ERV - P) / P  =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum         Examples at NAV:
  sales charge of 4.75%:

  One Year                           One Year

  $1,049.63 - $1,000/$1,000   =   4.9$1,101.98 - $1,000/$1,000   =  10.20%

  Five Year                          Five Year

  $1,377.73 - $1,000/$1,000   =  37.7$1,446.51 - $1,000/$1,000   =  44.65%

  Ten Year                           Ten Year

  $2,292.12 - $1,000/$1,000   = 129.2$2,406.47 - $1,000/$1,000   = 140.65%



Class B Shares

Examples, assuming a maximum         Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the inception year:

  Inception                          Inception

  $1,037.42 - $1,000/$1,000   =   3.7$1,087.43 - $1,000/$1,000   =  8.74%



Class C Shares

Examples, assuming a maximum         Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the inception year:

  Inception                          Inception

  $1,078.03 - $1,000/$1,000   =  7.80$1,088.03 - $1,000/$1,000   =  8.80%

Rochester Fund Municipals
Page 6


3. Standardized Yield for the 30-Day Period Ended 12/31/97:

    The Fund's standardized yields are calculated using the following formula set forth in the SEC rules:

                    a - b          6
     Yield =  2 { (--------  +  1 )  -  1 }
                   cd or ce

   The symbols above represent the following factors:

     a = Dividends and interest earned during the 30-day period.
     b = Expenses accrued for the period (net of any expense
           reimbursements).
     c = The average daily number of Fund shares outstanding during the 30-day period that were entitled to receive dividends.
     d = The Fund's maximum offering price (including sales charge) per share on the last day of the period.
     e = The Fund's net asset value (excluding contingent deferred sales charge) per share on the last day of the period.


Class A Shares

Example, assuming a maximum sales charge of 4.75%:

         $13,658,237.93 - $1,714,693.00      6
      2{(------------------------------ +  1)  - 1}  = 4.90%
           150,889,709  x  $19.60




Class B Shares

Example, assuming a maximum sales charge of 4.75%:

         $   764,501.21 - $ 208,952.25      6
      2{(------------------------------ +  1)  - 1}  = 4.26%
             8,456,966  x  $18.65




Class C Shares

Example, assuming a maximum sales charge of 1.00%:

         $   219,265.45 - $   59,292.97      6
      2{(------------------------------ +  1)  - 1}  = 4.28%
             2,424,966  x  $18.66

Rochester Fund Municipals
Page 6


4.  DIVIDEND YIELDS FOR THE 30-DAY PERIOD ENDED 12/31/97:

    The Fund's dividend yields are calculated using the following formula:

         Dividend Yield   =  { a x b) / c or d

    The symbols above represent the following factors:

   a = The last declared dividend during the period.
   b = Number of months in the year.
   c = The Fund's maximum offering price (including sales charge)
       per share on the pay date.
   c = The Fund's net asset value (excluding sales charge) per share on the pay date.

Examples:

Class A Shares

  Dividend Yield
  at Maximum Offering   ($.0920000 x 12) / $19.59  =  5.64%

  Dividend Yield
  at Net Asset Value    ($.0920000 x 12) / $18.66  =  5.92%




Class B Shares

  Dividend Yield
  at Net Asset Value    ($.0773115 x 12) / $18.64  =  4.98%




Class C Shares

  Dividend Yield
  at Net Asset Value    ($.0776122 x 12) / $18.65  =  4.99%

Rochester Fund Municipals
Page 7



5. TAX-EQUIVALENT YIELDS FOR THE 30-DAY PERIOD ENDED 12/31/97:

   The Fund's tax-equivalent yields are calculated using the following formula:

            (a / (1-c)) + b = Tax-Equivalent Yield

   The symbols above represent the following factors:

   a = 30-day SEC yield of tax-exempt security positions in the portfolio. b = 30-day SEC yield of taxable security positions in the portfolio. c = Stated federal income rate for an individual in the 39.6% federal tax bracket filing singly).


Examples:

  Class A Shares     (0.0490 / (1 - .4608)) + 0 = 9.09%


  Class B Shares     (0.0426 / (1 - .4608)) + 0 = 7.90%


  Class C Shares     (0.0428 / (1 - .4608)) + 0 = 7.94%



         Combined Stated Tax Rate Formula

                     1 - {(1-d)(1-(e+f))} = Combined Stated Tax Rate

  The symbols above represent the following factors:

  d = Stated federal tax rate (e.g., federal income tax rate for an individual in the 39.6% federal tax bracket filing singly).
  e = Stated New York State tax rate (e.g., for an individual in the 39.6% federal and 6.85% state tax bracket filing singly).
  f = Stated New York City tax rate (e.g., for an individual in the 39.6% federal and 3.88% City tax bracket filing singly).

   Example:   1 - {(1 - .3960)(1 - (.06850+.0388))} = 46.08%